Exhibit 99.1

Contact:	Investor Relations Contact:
Thomas Stites	Timea Parris
Mindspeed Technologies, Inc.	Mindspeed Technologies, Inc.
(949) 579-3650	(949) 579-6283

MINDSPEED REPORTS FISCAL 2004 FOURTH QUARTER RESULTS

Company Initiates Restructuring Plan Expected to Reduce Quarterly Pro Forma
Operating Expenses by Approximately 17 Percent to $26 Million by the End of Fiscal 2005

NEWPORT BEACH, Calif., October 25, 2004 – Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today announced revenues of $26.6 million for the fourth quarter of fiscal 2004, which ended September 30, 2004, a decline of 25 percent sequentially from the $35.4 million reported in the third fiscal quarter and consistent with its revised outlook on September 28th.

     The company attributed the majority of the sequential revenue decline in the fourth quarter to a drop in demand among its customers in China, coupled with a broad-based inventory build up of products at key customers worldwide. As a result, fourth quarter revenues from the Asia-Pacific region declined 38 percent sequentially, to 42 percent of total revenues. The Americas contributed 45 percent of total revenues with Europe contributing the remaining 13 percent.

     “We have undertaken a thorough review of our market strategy and business model with a goal of achieving pro forma breakeven operating performance by the end of fiscal 2005, while simultaneously improving our competitive position and increasing research and development activities in our key high-growth focus markets of voice-over-IP and high-performance analog applications,” said Raouf Halim, Mindspeed’s chief executive officer.

     Mindspeed is initiating a restructuring plan which is expected to reduce quarterly pro forma operating expenses by approximately 17 percent to $26 million by the fourth quarter of fiscal 2005, resulting in annualized savings of $20 million. The company expects the restructuring plan to result in charges of $5 to $7 million in fiscal 2005.

     Mindspeed expects to achieve the majority of the expense reductions by terminating development programs with a longer return-on-investment timeframe in slower-growth markets, primarily within its ATM network processor and T/E carrier transmission portfolios.

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Mindspeed Reports Fiscal 2004 Fourth Quarter Results	2

     “In fiscal 2004, our first full year as a public company, Mindspeed delivered a 46 percent increase in revenues, and we improved our pro forma operating performance by almost 60 percent. With the exception of on-going weakness in China, we believe that end-market fundamentals remain solid and that demand for our products will return to end-consumption levels as excess worldwide customer inventories deplete over the next one to two quarters. We are encouraged by the strength of our current backlog, and we are confident that we will achieve pro forma breakeven operating performance by the end of fiscal 2005,” Halim added.

     Gross margin for the fourth quarter of fiscal 2004 was $17.6 million, or 66 percent of revenues. Mindspeed’s pro forma operating loss for the fourth quarter of fiscal 2004 was $13.6 million, compared to the pro forma operating loss of $6.0 million in the third fiscal quarter. Presented on a GAAP basis, Mindspeed’s operating loss for the fourth quarter was $26.2 million, as compared to $19.2 million in the prior quarter.

     Mindspeed’s pro forma net loss for the fourth quarter of fiscal 2004 was $12.9 million, or $0.13 per share, based on approximately 100.2 million average shares outstanding, compared to the pro forma net loss of $6.9 million, or $0.07 per share, in the prior quarter, based on approximately 99.5 million average shares outstanding. Presented on a GAAP basis, the net loss for the fourth quarter of fiscal 2004 was $25.5 million, or $0.25 per share, compared to $20.1 million, or $0.20 per share in the prior quarter.

     As described below, the pro forma results, which are a supplement to financial results based on generally accepted accounting principles (GAAP), exclude largely non-cash items such as amortization of intangible assets and special items. Mindspeed uses pro forma information to evaluate its operating performance and believes this presentation provides investors with additional insight into underlying operating results. A reconciliation between the pro forma and GAAP results is included in the accompanying financial data.

First Quarter Fiscal 2005 Outlook

     Mindspeed expects fiscal 2005 first quarter revenues to be approximately flat sequentially. The company expects overall gross margin to be approximately 68 percent and expects quarterly pro forma operating expenses (which exclude amortization of intangible assets and special charges) to be approximately $30.5 million. As a result, Mindspeed expects to reduce its fiscal 2005 first

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Mindspeed Reports Fiscal 2004 Fourth Quarter Results	3

quarter pro forma operating loss to approximately $12.5 million, and to reduce its cash consumption to less than $10 million.

Fourth Quarter Fiscal 2004 Conference Call

     Mindspeed will conduct a conference call to discuss its fourth quarter fiscal 2004 results this afternoon, Monday, October 25, at 2:00 p.m. PDT/5:00 p.m. EDT. To listen to the conference call via telephone, call 877-804-1919 (domestic) or 334-323-7224 (international); security code: Mindspeed. To listen via the Internet, please visit the investor relations section of Mindspeed’s web site at www.mindspeed.com under About Us/Investors. Replay of the conference will be available immediately after the conclusion of the call. The replay will be available on Mindspeed’s web site at www.mindspeed.com or by calling 877-919-4059 (domestic) or 334-323-7226 (international); pass code: 50036953.

About Mindspeed Technologies

     Headquartered in Newport Beach, Calif., Mindspeed Technologies, Inc. designs, develops and sells semiconductor networking solutions for communications applications in enterprise, access, metropolitan and wide area networks.

     The company’s four key product families include high-performance analog transmission and switching solutions, multiservice access products designed to support voice and data services across wireline and wireless networks, T/E carrier physical-layer and link-layer devices, and ATM/MPLS network processors.

     Mindspeed’s products are used in a wide variety of network infrastructure equipment including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers and digital loop carrier equipment.

     To learn more, visit us at www.mindspeed.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include the “First Quarter Fiscal 2005 Outlook” and other information regarding the company’s expectations, goals or intentions, including, but not limited to, statements regarding business and quarterly trends, the restructuring plan, operating performance and profitability, competitive position, revenues, expenses and cash flows. These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. Such risks and uncertainties include, but are not limited to: market demand for the company’s new and existing products, particularly in China; availability of capital needed for the company’s business; the cost and effectiveness of the restructuring plan; the company’s ability to reduce its cash consumption; reduction of inventory at key customers; pricing pressures and other competitive factors; order and shipment uncertainty; and the company’s ability to maintain operating expenses within anticipated levels. Risks and uncertainties that could cause the company’s actual results to differ from those set forth in any forward-looking statement are discussed in more detail under “Certain Business Risks”, “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the year ended September 30, 2003, as well as similar disclosures in the company’s subsequent SEC filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Mindspeed Reports Fiscal 2004 Fourth Quarter Results	4

MINDSPEED TECHNOLOGIES, INC.
Pro Forma Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended				Year ended September 30,
	Sept. 30,	June 30,	Mar. 31,	Sept. 30,
	2004	2004	2004	2003	2004	2003
Net revenues	$26,579	$35,360	$30,750	$23,187	$119,435	$81,906
Cost of goods sold (a)	8,967	10,155	7,899	6,877	35,149	25,127

Gross margin	17,612	25,205	22,851	16,310	84,286	56,779
Operating expenses:
Research and development	19,943	19,095	20,120	22,696	79,582	106,477
Selling, general and administrative	11,228	12,114	10,913	11,784	46,215	49,140

Total operating expenses	31,171	31,209	31,033	34,480	125,797	155,617

Pro forma operating loss	(13,559)	(6,004)	(8,182)	(18,170)	(41,511)	(98,838)
Other income (expense), net	53	(82)	135	577	320	1,078

Pro forma loss before income taxes	(13,506)	(6,086)	(8,047)	(17,593)	(41,191)	(97,760)
Provision for income taxes	(568)	816	281	318	721	780

Pro forma net loss	$(12,938)	$(6,902)	$(8,328)	$(17,911)	$(41,912)	$(98,540)

Pro forma net loss per share, basic and diluted	$(0.13)	$(0.07)	$(0.08)	$(0.20)	$(0.43)	$(1.10)

Weighted-average number of shares used in per share computation	100,242	99,467	98,239	91,576	98,140	89,623

Pro forma operating loss, pro forma net loss, and pro forma net loss per share exclude the amortization of intangible assets, special charges, employee separation costs and stock compensation. Pro forma net loss and pro forma net loss per share for the year ended September 30, 2003 also exclude the cumulative effect of a change in accounting for goodwill. The company believes these measures of earnings provide a better understanding of its underlying operating results and the company uses these measures internally to evaluate its underlying operating performance. These measures of earnings are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may be different from pro forma measures used by other companies. A reconciliation of pro forma net loss presented above with the company’s loss before cumulative effect of accounting change as determined under GAAP is presented in the following table.

(a)	Cost of goods sold includes the favorable effect of sales of certain inventories written down to a zero cost basis during fiscal 2001. The favorable effect of such sales, by quarter, was approximately $2.7 million (September 2004), $2.5 million (June 2004), $2.8 million (March 2004) and $1.0 million (September 2003). For the years ended September 30, 2004 and 2003, the favorable effect of such sales was approximately $9.0 million and $4.1 million, respectively.

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Mindspeed Reports Fiscal 2004 Fourth Quarter Results	5

MINDSPEED TECHNOLOGIES, INC.
Reconciliation of Pro Forma Net Loss to Reported Results
(unaudited, in thousands, except per share amounts)

	Three months ended				Year ended September 30,
	Sept. 30,	June 30,	Mar. 31,	Sept. 30,
	2004	2004	2004	2003	2004	2003
Pro forma net loss	$(12,938)	$(6,902)	$(8,328)	$(17,911)	$(41,912)	$(98,540)
Amortization of intangible assets and special items:
Amortization of intangible assets	12,602	12,609	12,631	12,352	50,318	51,223
Special charges (b)	—	—	387	1,913	387	28,321
Employee separation costs (c)	—	630	—	—	630	—
Stock compensation	—	—	—	—	—	(823)

Loss before cumulative effect of accounting change	$(25,540)	$(20,141)	$(21,346)	$(32,176)	$(93,247)	$(177,261)

Loss per share, basic and diluted:
Pro forma net loss	$(0.13)	$(0.07)	$(0.08)	$(0.20)	$(0.43)	$(1.10)
Amortization of intangible assets and special items	(0.12)	(0.13)	(0.14)	(0.15)	(0.52)	(0.88)

Loss before cumulative effect of accounting change	$(0.25)	$(0.20)	$(0.22)	$(0.35)	$(0.95)	$(1.98)

(b)	Special charges consist of asset impairments, restructuring charges, gains and losses on the disposal of certain assets and certain costs associated with the sale of the company’s NetPlane Systems business.

(c)	Employee separation costs consist of severance benefits payable to certain former officers of the company as a result of organizational changes.

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Mindspeed Reports Fiscal 2004 Fourth Quarter Results	6

MINDSPEED TECHNOLOGIES, INC.
Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended				Year ended September 30,
	Sept. 30,	June 30,	March 31,	Sept. 30,
	2004	2004	2004	2003	2004	2003
Net revenues	$26,579	$35,360	$30,750	$23,187	$119,435	$81,906
Cost of goods sold (d)	8,967	10,155	7,899	6,877	35,149	25,127

Gross margin	17,612	25,205	22,851	16,310	84,286	56,779
Operating expenses:
Research and development	19,943	19,095	20,120	22,696	79,582	106,289
Selling, general and administrative	11,228	12,744	10,913	11,784	46,845	49,656
Amortization of intangible assets	12,602	12,609	12,631	12,352	50,318	51,223
Special charges (e)	—	—	387	1,913	387	27,170

Total operating expenses	43,773	44,448	44,051	48,745	177,132	234,338

Operating loss	(26,161)	(19,243)	(21,200)	(32,435)	(92,846)	(177,559)
Other income (expense), net	53	(82)	135	577	320	1,078

Loss before income taxes	(26,108)	(19,325)	(21,065)	(31,858)	(92,526)	(176,481)
Provision for income taxes	(568)	816	281	318	721	780

Loss before cumulative effect of accounting change	(25,540)	(20,141)	(21,346)	(32,176)	(93,247)	(177,261)
Cumulative effect of change in accounting for goodwill (f)	—	—	—	—	—	(573,184)

Net loss	$(25,540)	$(20,141)	$(21,346)	$(32,176)	$(93,247)	$(750,445)

Loss per share, basic and diluted:
Loss before cumulative effect of accounting change	$(0.25)	$(0.20)	$(0.22)	$(0.35)	$(0.95)	$(1.98)
Cumulative effect of change in accounting for goodwill	—	—	—	—	—	(6.39)

Net loss	$(0.25)	$(0.20)	$(0.22)	$(0.35)	$(0.95)	$(8.37)

Weighted-average number of shares used in per share computation	100,242	99,467	98,239	91,576	98,140	89,623

(d)	Cost of goods sold includes the favorable effect of sales of certain inventories written down to a zero cost basis during fiscal 2001. The favorable effect of such sales, by quarter, was approximately $2.7 million (September 2004), $2.5 million (June 2004), $2.8 million (March 2004) and $1.0 million (September 2003). For the years ended September 30, 2004 and 2003, the favorable effect of such sales was approximately $9.0 million and $4.1 million, respectively.

(e)	Special charges consist of asset impairments, restructuring charges and gains and losses on the disposal of certain assets.

(f)	The company adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (SFAS 142) as of the beginning of fiscal 2003. During fiscal 2003, the company completed the required transition impairment test of its goodwill and determined that the carrying value of goodwill exceeded its estimated fair value by $573.2 million. The company recorded a $573.2 million charge—reflected in the accompanying statement of operations as the cumulative effect of a change in accounting principle—to write down the value of goodwill to estimated fair value.

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Mindspeed Reports Fiscal 2004 Fourth Quarter Results	7

MINDSPEED TECHNOLOGIES, INC.
Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	September 30,
	2004	2003
ASSETS
Current Assets
Cash and cash equivalents	$43,638	$80,121
Receivables, net	19,618	11,652
Inventories	11,986	4,035
Other current assets	6,114	7,926

Total current assets	81,356	103,734
Property, plant and equipment, net	20,979	26,612
Intangible assets, net	20,385	69,867
Other assets	3,580	3,676

Total assets	$126,300	$203,889

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$13,112	$8,110
Deferred revenue	3,471	3,173
Accrued compensation and benefits	9,282	8,424
Restructuring	2,823	7,273
Other current liabilities	3,586	4,971

Total current liabilities	32,274	31,951
Other liabilities	3,099	4,804

Total liabilities	35,373	36,755
Shareholders’ equity	90,927	167,134

Total liabilities and shareholders’ equity	$126,300	$203,889

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Mindspeed Reports Fiscal 2004 Fourth Quarter Results	8

MINDSPEED TECHNOLOGIES, INC.
Consolidated Condensed Statements of Cash Flows
(unaudited, in thousands)

	Year ended
	September 30,
	2004	2003
Cash Flows From Operating Activities
Net loss	$(93,247)	$(750,445)
Adjustments required to reconcile net loss to net cash used in operating activities:
Cumulative effect of change in accounting for goodwill	—	573,184
Depreciation	11,263	14,629
Amortization of intangible assets	50,318	51,223
Asset impairments	—	23,397
Provision for losses on accounts receivable	(118)	(593)
Inventory provisions	4,697	1,239
Other non-cash items, net	507	(7,804)
Changes in assets and liabilities:
Receivables	(7,848)	1,460
Inventories	(12,648)	(432)
Accounts payable	5,002	(10,403)
Deferred revenue	298	(5,553)
Accrued expenses and other current liabilities	(1,621)	(15,394)
Other	181	(88)

Net cash used in operating activities	(43,216)	(125,580)

Cash Flows From Investing Activities
Capital expenditures	(5,791)	(3,449)
Sales of assets	54	9,456

Net cash provided by (used in) investing activities	(5,737)	6,007

Cash Flows From Financing Activities
Proceeds from exercise of options and warrants	12,534	6,085
Deferred financing costs	(64)	(244)
Net transfers and advances from Conexant	—	186,584

Net cash provided by financing activities	12,470	192,425

Net increase (decrease) in cash and cash equivalents	(36,483)	72,852
Cash and cash equivalents at beginning of period	80,121	7,269

Cash and cash equivalents at end of period	$43,638	$80,121

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Mindspeed Reports Fiscal 2004 Fourth Quarter Results	9

MINDSPEED TECHNOLOGIES, INC.
Selected Corporate Data
(unaudited, in thousands)

	Three months ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2004	2004	2004	2003	2003
Gross margin %	66%	71%	74%	70%	70%
Cash provided by (used in):
Operating activities	$(9,966)	$(4,959)	$(12,858)	$(15,433)	$(25,231)
Investing activities	(1,856)	(812)	(908)	(2,161)	136
Financing activities	707	888	6,707	4,168	3,747

Net decrease in cash	$(11,115)	$(4,883)	$(7,059)	$(13,426)	$(21,348)

Depreciation (g)	$2,658	$2,738	$2,848	$3,019	$3,178
Capital expenditures	1,856	812	962	2,161	28
Revenues by region:
Americas	$11,960	$11,451	$11,602	$13,188	$9,983
Europe	3,415	5,866	4,899	3,516	3,205
Asia-Pacific	11,204	18,043	14,249	10,042	9,999

	$26,579	$35,360	$30,750	$26,746	$23,187

	Year ended
	September 30,
	2004	2003
Gross margin %	71%	69%
Cash provided by (used in):
Operating activities	$(43,216)	$(125,580)
Investing activities	(5,737)	6,007
Financing activities	12,470	192,425

Net increase (decrease) in cash	$(36,483)	$72,852

Depreciation (g)	$11,263	$14,629
Capital expenditures	5,791	3,449
Revenues by region:
Americas	$48,201	$41,762
Europe	17,696	11,906
Asia-Pacific	53,538	28,238

	$119,435	$81,906

(g)	Does not include amortization of intangible assets.

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